Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA

Filing fee:
Receipt #:
FILED # C9392-2002

APR 16 2002

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

STATE OF NEVADA
Secretary of State

(For filing office use) (For filing office use)

1. NAME OF CORPORATION: M2 Group Energy Corporation

2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent: Corporate Creations Network Inc.
Street Address: 8275 South Eastern Avenue #200-47 (Street No. / Street Name) Las Vegas (City) NV (State) 89123 (Zip)
Mailing Address (if different): 941 Fourth Street #200, Miami Beach, FL 33139

3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value 100,000,000 Par value: $.001 Number of shares without par value: ________

4. GOVERNING BOARD: shall be styled as (check one): X Directors ________ Trustees
The FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows:

Name	Address	City/State/Zip
Douglas H. Blackman	c/o Martin & Associates 2100-1066 West Hastings	Vancouver BC V6E3X

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES X NO

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED 0

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:

Michael Williams
Name (print)
Williams Law Group
2503 W. Gardner Court Tampa FL 33611
Address City/State/Zip
[signature]
MICHAEL WILLIAMS
by S.T. Samuel as attorney-in-fact

9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

Corporate Creations Network Inc. hereby accepts appointment as Resident Agent for the above named corporation.
[signature]
CORPORATE CREATIONS NETWORK INC.
Stephen T. Samuel, Vice President

Date: 4/15/02

STATE OF NEVADA
Secretary of State
I hereby certify that this is a true and complete copy of the document as filed in this office.

APR 16 2002

Dean Heller

By ________________